DOCKET NO. UE-011600
Exhibit 99.1

BEFORE THE WASHINGTON UTILITIES AND TRANSPORTATION
COMMISSION

In the Matter of the Petition of	)
	)	DOCKET NO. UE-011600
PUGET SOUND ENERGY	)
)
For an Order Authorizing Temporary	)	ORDER GRANTING
Deferred Accounting.	)	ACCOUNTING PETITION
)

I. MEMORANDUM

1	On December 3, 2001, Puget Sound Energy, Inc. (“PSE” or “the Company”) submitted a Petition (“Petition”) to the Washington Utilities and Transportation Commission (the “Commission”) for an order authorizing the deferral of a portion of the Company’s electric energy supply costs. PSE asserts in its Petition that it should be permitted to defer so-called “unrecovered power costs” related to unprecedented events in the wholesale power market commencing January 1, 2002, and continuing through February 28, 2002. PSE further states that any recovery of such deferred costs in customer rates would be subject to subsequent review by the Commission, and that the accounting authorization it seeks from the Commission should be granted without prejudice to the rights of any party to contest the recovery of the costs deferred.

2	PSE states that its net power costs include amounts paid for fuel for generation, and for power purchased in wholesale markets and through long-term power purchase agreements, less amounts received for sale of surplus power in wholesale markets. PSE states that until the summer of 2001, the Company was able to offset its increasing power costs by selling surplus power into a spot market in which prices had risen dramatically. During the summer of 2001, however, market power prices fell with unprecedented speed. At the same time, hydroelectric generating conditions in the region were the second worst on record. PSE states that the cumulative effect of these circumstances was erosion of the Company’s ability to offset escalating power costs.

3	PSE defines unrecovered power costs as the amount by which PSE’s actual net power costs, identified in Attachment A to the Company’s Petition, exceed the amount of average power costs it calculates are embedded in existing rates (2.474¢/kWh). PSE estimates that during the period January 1, 2002, through February 28, 2002, the Company’s unrecovered power costs will amount to $63,435,000. The Company advised the Commission during the open meeting of December 20, 2002, that this estimate would total $89,244,000 by March 31, 2002. The complete formula PSE proposes for the deferral calculation is included in Attachment A to PSE’s Petition.

4	Supporting affidavits to the Petition allege that PSE’s financial condition is deteriorating due to unrecovered power costs. The affiants allege that deferring unrecovered power costs is essential to stem further deterioration and to begin the process of rebuilding PSE’s financial condition so that the Company may regain access to capital markets on terms that are not excessive and that are in the public interest.

5	In another Petition, docketed as Docket No. UE-011570, PSE requests both a general rate increase and approval of an interim rate increase. PSE’s proposed interim rates would allow the Company to recover in its electric rates, subject to refund, what PSE estimates will be its unrecovered power costs during the pendency of the general rate proceeding. The requested interim rates include estimated unrecovered power costs that PSE proposes to reflect in the requested deferral account. PSE states that any recovery of these power costs in interim rates would be subject to refund and, hence, subject to further review by the Commission in the general rate proceeding.

II. DISCUSSION

6	In this Docket (UE-011600), PSE proposes only deferred accounting that preserves for subsequent examination and argument by the parties, and review by the Commission, costs the Company alleges are the consequence of extraordinary circumstances. We find that approval of deferral accounting of limited duration to track these costs is reasonable pending our review of the Company’s requests for interim rates and a general increase in permanent rates.

7	To accommodate uncertainty in the schedule for disposition of the Company’s request for interim rates, we will extend our authorization of the deferred accounting to cover the period January 1, 2002, through March 31, 2002. Exhibits included in Attachment B-2 to the Petition identify PSE’s current estimate of the unrecovered power costs being requested for deferral treatment. The amounts calculated there are only estimates, and it is the Commission’s understanding of the Petition that the deferred power costs during this period will be based on actual costs incurred by PSE during this period. We condition our approval of deferred accounting accordingly.

8	We emphasize that by approving the requested deferral of power costs, we are doing no more than allowing an accounting treatment that will preserve for later determination whether and to what extent these power costs should be recovered in rates. That is, our decision today does not alter or amend rates, and it does not imply any decision on issues relevant to whether all or any part of the amounts included in the deferred power cost account are prudent costs and are otherwise proper to recover in customer rates. These issues include whether such costs are properly offset by other factors, and whether such costs are within or without the range of costs or risks ordinarily reflected in rates.

9	We emphasize that the question of accounting treatment and the question of recovery in rates are separate and distinct questions. The first question--accounting treatment--can be answered without the necessity for a detailed record because there is no inherent risk to ratepayers in doing so. That risk is not present precisely because the second question--rate treatment--will be answered only after the development of a detailed record. If PSE seeks to recover these costs in future rates, the Company will bear the burden to prove that such recovery is proper. Other parties will have the opportunity to contest whatever proof the Company offers, and to offer their own evidence and argument concerning how we should treat these costs for ratemaking purposes.

III. FINDINGS OF FACT

10	(1)	PSE is engaged in the business of furnishing electric and gas service within the state of Washington as a public service company, and is subject to the jurisdiction of this Commission.

11	(2)	On December 3, 2001, PSE filed with the Commission pursuant to WAC 480-09-420(7) a Petition for an order authorizing deferred accounting for certain power costs.

12	(3)	The deferred accounting requested by PSE is reasonable and should be approved, subject to the qualifications and clarifications embodied in this Order.

IV. ORDER

13	(1)	PSE is authorized to defer certain power costs, in accordance with Exhibit A of its Petition and the discussion in the body of this order, based on actual net power supply costs experienced by PSE during the period January 1, 2002, through March 31, 2002. The deferral period is subject to modification by the Commission.

14	(2)	The Company is required to prepare and submit reports to the Commission on a monthly basis, by the end of each succeeding month, reflecting the deferrals. The reports will include all calculations and accounting entries.

15	(3)	The Commission’s authorization is for accounting purposes only and does not alter or amend PSE’s present rates. Granting the Company’s request for a temporary deferred accounting is not to be construed as a determination that the costs, or any interest related thereto, are extraordinary, prudent, fair, just, or reasonable.

16	(4)	The deferred costs will be examined in the context of PSE’s general rate case pending in Docket No. UE-011570, which includes the Company’s requests for interim rates and a general increase in permanent rates. The burden of proof rests with the Company to show that the costs are prudent, fair, just, reasonable, and proper in all other respects for recovery in rates.

17	(5)	This Order in no way affects the authority of the Commission over rates, services, accounts, evaluations, estimates, or determination of cost or any matters whatsoever that may come before it, nor shall anything in this Order be construed as an acquiescence in any estimate or determination of costs claimed or asserted.

18	(6)	The Commission retains jurisdiction over the subject matter and Puget Sound Energy to effect the provisions of this Order in this docket, in Docket No. UE-011570, or other appropriate docket.

WASHINGTON UTILITIES AND TRANSPORTATION COMMISSION

DATED at Olympia, Washington, and effective this _____ day of December, 2001.

MARILYN SHOWALTER, Chairwoman

RICHARD HEMSTAD, Commissioner

PATRICK J. OSHIE, Commissioner